77Q1(a)

Amended Schedule B, dated December 12, 2014, to the Declaration of Trust dated November 5, 2004 (as amended May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on February 26, 2015 (Accession No. 0001193125-15-065253).